Exhibit 10.16

2014 Omnibus Incentive Plan
PERFORMANCE Restricted Stock UNIT Award Agreement (Cumulative EPS)

THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of December 31, 2019 (the “Grant Date”), is made by and between Triumph Bancorp, Inc., a Texas corporation (the “Company”), and ________ (“Participant”).  Capitalized terms used herein without definition have the meanings ascribed to such terms in the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan (the “Plan”), pursuant to which this Award is granted.

WHEREAS, the Company has adopted the Plan to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with a means of providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in shareholder value; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Participant an award of Performance Restricted Stock Units (“PSUs”) on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of PSU Award.

(a)

Grant.  The Company hereby grants to Participant an award (the “PSU Award”) of a target aggregate number of ________ PSUs (the “Target PSUs”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan.  Each PSU represents the right to receive one Share on the terms, and subject to the conditions, set forth in this Agreement.  The number of PSUs that may be earned pursuant to the PSU Award in accordance with this Agreement shall range from 0% to 200% of the Target PSUs.

(b)

Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2.Vesting.  Except as may otherwise be provided herein, the PSU Award shall become earned, vested and nonforfeitable according to the following provisions:

(a)

General Vesting.  Except as may otherwise be provided herein, a number of PSUs subject to the PSU Award shall be earned (such number, the “Earned PSUs”) based on the achievement of the Performance Goals set forth in Exhibit A hereto and the Earned PSUs shall vest on the date on which the Committee determines the extent to which the Performance Goals have been achieved (the “Vesting Date”), which determination shall occur no later than thirty (30) days following the conclusion of the Performance Period set forth on Exhibit A, subject to Participant not having incurred a Termination of Service prior to the Vesting Date.

(b)

Death, Disability, and Retirement.  If Participant experiences a Termination of Service after the Grant Date due to Participant’s death or Disability, or after the first anniversary of the Grant Date due to Participant’s Retirement, then a portion of the PSU Award, calculated by multiplying the Target PSUs by a fraction, the numerator of which is equal to the number of days worked by Participant during the Performance Period and the denominator of which is the total number of days in the Performance Period (the “Prorated Portion”), shall remain outstanding and eligible to vest in accordance with Section 2(a) based on the actual level of achievement of the Performance Goals, so long as Participant does not breach any restrictive covenants set forth in any written agreement between Participant and the Company (it being understood that in the event of any such breach prior to the Vesting Date, the

Prorated Portion shall be immediately forfeited).  For purposes hereof, “Retirement” means a Termination of Service on or after reaching the minimum retirement age adopted by the Company for its executives generally as in effect at the time of such Termination of Service (or, if earlier, as in effect immediately prior to a Change in Control).  For the avoidance of doubt, the Target PSUs that do not constitute the Prorated Portion shall be forfeited as of the date of Termination of Service.

(c)	Termination without Cause or Resignation for Good Reason.
(i)

If, after the first anniversary of the Grant Date (and other than  during the two-year period immediately following a Change in Control), a Participant incurs a Termination of Service due to a termination by the Company without Cause (as defined in Exhibit B), or due to a resignation by Participant for Good Reason (as defined in Exhibit B), the Prorated Portion shall remain outstanding and eligible to vest in accordance with Section 2(a) based on the actual level of achievement of the Performance Goals, so long as Participant does not breach any restrictive covenants set forth in any written agreement between Participant and the Company (it being understood that in the event of any such breach prior to the Vesting Date, the Prorated Portion shall be immediately forfeited).  For the avoidance of doubt, the Target PSUs that do not constitute the Prorated Portion shall be forfeited as of the date of Termination of Service.

(ii)

If, during the two-year period immediately following a Change in Control, a Participant incurs a Termination of Service due to a termination by the Company without Cause (as defined in Exhibit B), or due to a resignation by Participant for Good Reason (as defined in Exhibit B), the Replacement Award (as defined in Section 7 below) granted in respect of the PSU Award shall vest in full.

(d)

Other Termination of Service.  If Participant incurs a Termination of Service prior to the Vesting Date for any reason other than as set forth in Section 2(b) and 2(c) above, the PSU Award shall be forfeited by Participant without consideration.

3.Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income tax purposes with respect to any PSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state and local income and employment taxes that are required by applicable laws and regulations to be withheld with respect to such amount.  Participant may direct the Company, to the extent permitted by law and as may be authorized by the Committee or as may otherwise be permitted under Section 14(d) of the Plan, to deduct any such taxes from any payment otherwise due to Participant, including the delivery of Shares of Common Stock that gives rise to the withholding requirement.  The Company’s obligation to deliver the Shares underlying Earned PSUs (or to make a book entry or other electronic notation indicating ownership of the Shares), is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding.

4.Settlement of PSU Award.  The Earned PSUs shall be settled by the issuance of Shares within thirty (30) days following the Vesting Date (except (a) as otherwise provided in Section 7(a), and (b) that Earned PSUs will be settled upon a Participant’s Termination of Service following a Change in Control by the issuance of Shares within thirty (30) days following the Termination of Service; provided that if the PSU Award constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, this clause (b) shall apply only if the Termination of Service occurs within two (2) years following a 409A Change in Control).

5.Transferability; Rights as a Stockholder.  The PSU Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  Until the issuance of the Shares subject to this PSU Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of Common Stock shall exist with respect to this Award.

6.Adjustment.  In the event of any event described in Section 3(c) of the Plan occurring after the Grant Date and while the PSU Award remains outstanding, the adjustment provisions as provided for under Section 3(c) of the Plan shall apply to the PSU Award.

7.Change in Control.  The provisions of this Section 7 shall govern the treatment of the PSU Award upon a Change of Control.

(a)

In the event of a Change in Control of the Company occurring after the Grant Date and prior to the Vesting Date, the PSU Award (if and to the extent not previously forfeited) shall vest and be deemed to be earned in accordance with Exhibit A, and the Earned PSUs, if any, shall be settled within ten (10) days following the Change in Control (provided that if the PSU Award constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, settlement shall occur at such time only if (i) the Change in Control is a 409A Change in Control and (ii) such settlement would not constitute an impermissible acceleration under Section 409A of the Code, and otherwise such PSU Award will be settled in accordance with Section 4), except to the extent that another award meeting the requirements of Section 7(b) is provided to Participant to replace the PSU Award (any award meeting the requirements of Section 7(b), a “Replacement Award”).

(b)

An award shall meet the conditions of this Section 7(b) (and hence qualify as a Replacement Award) if: (1) it relates to publicly traded equity securities of the Company or the surviving corporation following the Change in Control, (2) it is of the same type as the PSU Award, except that the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable performance period (or such shorter period as determined by the Committee) and the Performance Goals shall be deemed to be achieved at the level of achievement of the Performance Goals as determined by the Committee as of the date of the Change in Control in accordance with Exhibit A, (3) it has a value at least equal to the value of the PSU Award as of the date of the Change in Control as determined by the Committee, (4) it contains terms relating to time-based vesting (including with respect to Termination of Service) that are substantially identical to those of this Award, and (5) its other terms and conditions are not less favorable to Participant than the terms and conditions of this Award (including provisions that apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of this Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

8.Clawback Policy.  Participant agrees that, notwithstanding any other provision of this Agreement or the Plan, the PSU Award and any Shares delivered thereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy that the Company may adopt and that is applicable to Participant, as it may be amended from time to time, and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation.

9.Miscellaneous.

(a)

Waiver and Amendment.  The Committee may unilaterally amend the terms of this Agreement and the PSU Award granted thereunder; provided that no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to this Agreement and the PSU Award granted thereunder, except such an amendment made to cause the Plan, this Agreement, or the PSU Award granted thereunder to comply with applicable law, Applicable Exchange listing standards, or accounting rules.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)

Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company to:

Triumph Bancorp, Inc.
12700 Park Central Drive, Suite 1700
Dallas, TX 75251
Facsimile:  (214) 237-3197
Attention:  General Counsel

if to Participant:  at the address last on the records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.

(c)

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)

No Rights to Service.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(e)

Beneficiary.  Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company.  The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.

(f)

Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(g)

Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(h)

Bound by the Plan.  By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(i)

Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Texas.

(j)

Headings.  The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)	Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.Compliance with Legal Requirements.  The grant of the PSU Award and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRIUMPH BANCORP, INC.

By:

_________________________________________
       Name: Adam Nelson

       Title: EVP, General Counsel

PARTICIPANT

_________________________________________

[Signature Page to PSU Award Agreement (Cumulative EPS)]

EXHIBIT A

Performance Goals

1.	Performance Measure:

The performance measure for the Performance Goal is the Company’s cumulative diluted Earnings Per Share (as determined in accordance with GAAP for financial reporting purposes) over the period commencing on and including January  1, 2020 and ending on and including December 31, 2022 (the “Performance Period”).

2.	Performance Goal:

Subject to the terms, definitions and provisions of this PSU Award and the Plan, Participant will be entitled to receive a number of shares of Shares equal to the number of Earned PSUs.

a)

No Change in Control during Performance Period.  If there is no Change in Control during the Performance Period, the number of Earned PSUs will be determined by multiplying the number of Target PSUs plus the number of dividend equivalent units credited with respect thereto by the Applicable Vesting Percentage correlated to the Company’s cumulative diluted Earnings Per Share for the Performance Period in accordance with the table as follows (with linear interpolation between $10.00 and $11.00 of cumulative diluted Earnings Per Share and between $11.00 and $12.00 of cumulative diluted Earnings Per Share, as applicable):

Cumulative Diluted Earnings Per Share	Applicable Vesting Percentage
Less than $10.00	0%
$10.00	100%
$11.00	150%
$12.00 or more	200%

If there is no Change in Control during the Performance Period, any PSUs that were eligible to vest with respect to the Performance Period and did not become Earned PSUs in accordance with this Section 1(a) of Exhibit A shall be forfeited and cancelled as of the Vesting Date.

b)

Change in Control During 2020.  If a Change in Control occurs during the first year of the Performance Period (i.e., fiscal year 2020), then all PSUs that were eligible to vest with respect to the Performance Period shall be forfeited and cancelled as of the date of the Change in Control.

c)

Change in Control During 2021.  If a Change in Control occurs during the second year of the Performance Period (i.e., fiscal year 2021), then the number of Earned PSUs will be determined by multiplying 50% of the number of Target PSUs plus the number of dividend equivalent units credited with respect thereto by the Applicable Vesting Percentage correlated to the Company’s cumulative diluted Earnings Per Share during the first year of the Performance Period (i.e., fiscal year 2020) in accordance with the table as follows (with linear interpolation between $2.50 and $2.75 of cumulative diluted Earnings Per Share and between $2.75 and $3.00 of cumulative diluted Earnings Per Share, as applicable):

Cumulative Diluted Earnings Per Share	Applicable Vesting Percentage
Less than $2.50	0%
$2.50	100%
$2.75	150%
$3.00 or more	200%

If a Change in Control occurs during the second year of the Performance Period (i.e., fiscal year 2021), any PSUs that were eligible to vest with respect to the Performance Period and did not become Earned PSUs in accordance with this Section 1(c) of Exhibit A shall be forfeited and cancelled as of the date of the Change in Control.

d)

Change in Control During 2022.  If a Change in Control occurs during the third year of the Performance Period (i.e., fiscal year 2022), then the number of Earned PSUs will be determined by multiplying the number of Target PSUs plus the number of dividend equivalent units credited with respect thereto by the Applicable Vesting Percentage correlated to the Company’s cumulative diluted Earnings Per Share during the first two years of the Performance Period (i.e., 2020-2021) in accordance with the table as follows (with linear interpolation between $5.50 and $6.60 of cumulative diluted Earnings Per Share and between $5.50 and $6.60 of cumulative diluted Earnings Per Share, as applicable):

Cumulative Diluted Earnings Per Share	Applicable Vesting Percentage
Less than $5.50	0%
$5.50	100%
$6.05	150%
$6.60 or more	200%

If a Change in Control occurs during the third year of the Performance Period (i.e., fiscal year 2022), any PSUs that were eligible to vest with respect to the Performance Period and did not become Earned PSUs in accordance with this Section 1(d) of Exhibit A shall be forfeited and cancelled as of the date of the Change in Control.

EXHIBIT B

Certain Definitions

“Cause” shall mean the Company’s determination in good faith that Participant: (i) has misappropriated, stolen or embezzled funds or property from the Company or any of its subsidiaries or affiliates, or secured or attempted to secure personally any profit in connection with any transaction entered into on behalf of the Company or any of its subsidiaries or affiliates, (ii) has been indicted or arrested on a felony, (iii) has neglected his or her employment duties, (iv) has materially violated a restrictive covenant contained in any written agreement between Participant and the Company, (v) has willfully violated or breached any material provision of any written agreement between Participant and the Company in any material respect or violated any material law or regulation or (vi) any other misconduct by Participant that is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates.

“Good Reason”

(a)In the case of a voluntary termination of employment not occurring on or after a Change in Control, “Good Reason” shall mean:

(i)a material reduction in Participant’s base salary as in effect immediately prior to Participant’s “Good Reason Notice of Termination” as defined below unless such reduction is made in accordance with a uniform reduction in base salaries of the Company’s similarly situated employees; or

(ii) a material reduction in Participant’s target annual bonus opportunity as in effect immediately prior to Participant’s Good Reason Notice of Termination unless such reduction is made in accordance with a uniform reduction in target annual bonus opportunity of the Company’s similarly situated employees.

(b) In the case of a voluntary termination of employment occurring on or after a Change in Control, “Good Reason” shall mean:

(i) a material reduction in Participant’s position, authority, duties or responsibilities relative to such position, authority, duties or responsibilities immediately prior to the Change in Control;

(ii) a material reduction in Participant’s base salary opportunity as in effect immediately prior to the Change in Control;

(iii) a material reduction in Participant’s target annual bonus opportunity as in effect immediately prior to the Change in Control; or

(iv) receipt of notice by Participant with regard to the mandatory relocation of the office at which Participant is to perform the majority of his duties following the Change in Control to a location more than 50 miles from the location at which Participant performed such duties prior to the Change in Control; provided that such new location is farther from Participant’s residence than the prior location.

(c) Notwithstanding anything in this Agreement to the contrary, no act, omission or event shall constitute grounds for a voluntary termination due to “Good Reason” under either paragraph (a) or (b) immediately above unless:

(i) Participant provides the Company thirty (30) day advance written notice of his or her intent to termination employment for Good Reason which notice must describe the claimed act, omission or event giving rise to Good Reason (“Good Reason Notice of Termination”);

(ii) the Good Reason Notice of Termination is given within ninety (90) days of Participant’s first actual knowledge of such act, omission or event;

(iii) the Company fails to cure such act, omission or event within the thirty (30) day period after receiving the Good Reason Notice of Termination; and

(iv) Participant’s termination of employment for Good Reason actually occurs at the end of such 30-day cure period if the Good Reason is not cured.